UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2013

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)
(305) 500-3726
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

2013 Long-Term Incentive Awards

On February 8, 2013, the Compensation Committee of our Board of Directors (and the independent directors of our Board of Directors with respect to Robert E. Sanchez, President and Chief Executive Officer) approved the 2013 long-term incentive awards for Mr. Sanchez and each of Art A. Garcia, Executive Vice President and Chief Financial Officer, John H. Williford, President - Global Supply Chain Solutions and Robert D. Fatovic, Executive Vice President, Chief Legal Officer and Corporate Secretary. Gregory T. Swienton, Executive Chairman, did not receive a long-term incentive award in 2013 as he intends to retire from the Company in May 2013. For 2013, the total target long-term incentive value remains unchanged at 175% of the midpoint of the relevant salary range for each of Messrs. Williford, Garcia and Fatovic and 350% of the midpoint for Mr. Sanchez, who assumed the role of CEO in January 2013. The long-term incentive value approved for each named executive officer was comprised of 40% in stock options (reduced from 45% in 2012), 40% in performance-based restricted stock rights (PBRSRs) (increased from 35% in 2012) and 20% in performance-based restricted cash awards (PBCA) (unchanged from 2012).

The stock options continue to vest in three equal annual installments commencing on the first anniversary of the grant date and expire ten years from the grant date. The vesting criteria for the PBRSRs and PBCA are different from those granted in 2012, as described below.

The performance criteria applicable to the PBRSRs and PBCA awarded in 2012 was based on our total shareholder return (TSR) relative to the TSR for the companies in the S&P 500 Composite Index. The PBRSRs and PBCA applicable to the 2013 PBRSRs and PBCA will be subject to two metrics: 50% of the PBRSRs and PBCA will be earned based on the Company's TSR relative to the TSR of companies in a custom peer group and 50% will be earned based on the Company's return on capital (ROC).

The 50% of the PBRSRs and PBCA that will be earned based on TSR performance will be measured in three equal performance periods of one, two and three years (e.g., one-third will be earned based on performance from January 1, 2013 through December 31, 2013; one-third will be earned based on performance from January 1, 2013 through December 31, 2014; and one-third will be earned based on performance from January 1, 2013 through December 31, 2015). For each performance period, the Company's TSR will be compared to and ranked against the TSR of the companies in a custom peer group. The portion of the PBRSRs and PBCA that will be earned for such performance period will depend on the rank of the Company's TSR relative to the companies in the custom peer group as more fully set forth in the terms and conditions for such awards attached to this Current Report on Form 8-K.

The 50% of the PBRSRs and PBCA that will be earned based on the Company's ROC will also be measured in three equal performance periods. One-third will be based on ROC performance during calendar year 2013, one-third will be based on ROC performance during calendar year 2014 and one-third will be based on ROC performance during calendar year 2015. At the start of each year, three ROC target levels will be set for that year: a Threshold Level (at which 25% of the PBRSRs and PBCA will be earned), a Target Level (at which 100% of the PBRSRs and PBCA will be earned) and a Maximum Level (at which 125% of the PBRSRs and PBCA will be earned).

In each case, all awards that have been earned will only vest at the end of the entire three-year performance cycle if the employee is employed with the Company, subject to the approval of the Compensation Committee of our Board of Directors. Dividend equivalents on the PBRSRs will accrue and be paid only with respect to PBRSRs that actually vest at the end of the three-year performance cycle.

The terms and conditions for the 2013 PBRSRs and PBCA are attached to this Current Report on Form 8-K as exhibits 10.4(w) and 10.4(x).

Amended and Restated Severance Agreements

On December 17, 2012, the Company entered into amended and restated Severance Agreements with each of Messrs. Swienton, Sanchez, Williford, Garcia and Fatovic. These agreements provide for certain severance benefits if the executive's employment is terminated due to death, disability, without cause or after a change in control (as each term is defined in the agreements). Except as described below, the benefits provided to each executive under these agreements are substantially the same benefits as those set forth in the Form of Severance Agreement that was filed with the SEC on February 11, 2009 (the 2009 Severance Agreements) and which are described under “Potential Payments Upon Termination or Change of Control” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2012.

Under the 2009 Severance Agreements with the Company's CEO and named executive officers, upon a termination without cause not involving a change of control, executives were entitled to a multiple of their target bonus opportunity under the Company's annual cash incentive awards. Because the Company intends any payments made under the annual cash incentive awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 as amended (the Code), the 2009 Severance Agreements have been amended and restated to provide that, upon a termination without cause not involving a change of control, executives will be entitled to a pro-rata bonus based on actual performance in the year of termination and a multiple (which is unchanged) of the average of amounts actually paid to the executive under the annual cash incentive awards for the three-year period preceding the year of termination. If after a change of control has occurred, the executive is terminated without cause or the executive terminates his employment for “good reason”, the executive will be entitled to a pro-rata bonus based on actual performance in the year of termination and a change of control multiple (which is unchanged) of his target bonus opportunity under the Company's annual cash incentive awards.

In addition, the Company will cease to provide a tax gross-up on any amounts that constitute “excess parachute payments” within the meaning of Section 280G of the Code. The amended and restated Severance Agreements for the named executive officers and the amended and restated Executive Severance Plan for all other officers now provide that the Company shall reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that does not cause any payment to be subject to the excise tax under Section 4999 of the Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made.

The revised Executive Severance Plan and the new form Severance Agreements with the Executive Chairman, CEO and other named executive officers are attached to this Current Report on Form 8-K as exhibits 10.1(b), 10.1(c) and 10.1(d).

2013 Annual Cash Incentive Awards

On February 8, 2013, the Compensation Committee of our Board of Directors (and the independent directors of our Board of Directors, with respect to Messrs. Swienton and Sanchez) approved the terms and conditions of the 2013 annual cash incentive awards for our named executive officers (including Messrs. Swienton and Sanchez). For 2013, the performance metrics applicable to our annual cash incentive awards will be earnings per share (60%) and operating revenue (40%). Because the Company's ROC is now a key performance metric in our 2013 Long-Term Incentive Plan, we have removed ROC as a measure in our 2013 annual cash incentive awards. For 2013, the target payout opportunity under the annual cash incentive awards will remain unchanged: 175% of base salary for Mr. Swienton, 150% of base salary for Mr. Sanchez (as previously disclosed), 100% of base salary for Mr. Williford and 80% of base salary for each of Messrs. Garcia and Fatovic, with a maximum equal to two times the target payout opportunity.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1(b)	The Form of Amended and Restated Severance Agreement for Chief Executive Officer and Executive Chairman
10.1(c)	The Form of Amended and Restated Severance Agreement for other named executive officers
10.1(d)	The Ryder System, Inc. Executive Severance Plan effective as of January 1, 2013
10.4(w)	Terms and Conditions applicable to 2013 performance-based cash awards granted to named executive officers under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan
10.4(x)	Terms and Conditions applicable to 2013 performance-based restricted stock rights granted to named executive officers under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
	Name:	Robert D. Fatovic
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary